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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT
                              --------------------

                  THIS AGREEMENT made as of the 15th day of July, 1992, between RPM, INC., an Ohio corporation (the "Company"), and FRANK C. SULLIVAN ("Sullivan").

                  WHEREAS, Sullivan has been employed by the Company since 1989 and is currently Vice President - Corporate Development of the Company; and

                  WHEREAS, Sullivan possesses valuable knowledge of the corporate growth strategy of the Company; and

                  WHEREAS, the Board of Directors of the Company recognizes the importance of Sullivan's continuing contribution as Vice President - Corporate Development to the future growth and success of the Company and desires to assure the Company and its shareholders of Sullivan's continued employment in an executive capacity and to compensate him therefor; and

                  WHEREAS, Sullivan is desirous of committing himself to continue to serve the Company on the terms herein provided;

                  NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

                  1. TERM OF EMPLOYMENT. The Company hereby agrees to continue to employ Sullivan, and Sullivan hereby agrees to continue to serve the Company, on the terms and conditions set forth herein for the period commencing retroactive to June 1, 1992 (the "Effective Date"), and expiring on July 31, 1993 (unless


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sooner terminated as hereinafter set forth).

                  2. POSITION AND DUTIES. Sullivan shall serve as Vice President
- Corporate Development reporting to the Chairman of the Company and shall have responsibility for projects relating to the Company's growth and development, including corporate acquisitions and financings, and shall have such other powers and duties as may from time to time be assigned by the President, Chairman of the Board, or the Board of Directors of the Company; provided, however, that such duties are consistent with his present duties and his position as Vice President - Corporate Development of the Company. Sullivan shall devote substantially all his working time and efforts to the continued success of the business and affairs of the Company.

                  3. PLACE OF EMPLOYMENT. In connection with his employment by the Company, Sullivan shall not be required to relocate or move from his existing principal residence in Bay Village, Ohio, and shall not be required to perform services which would make the continuance of his principal residence in Bay Village, Ohio, unreasonably difficult or inconvenient for him. The Company will give Sullivan at least six (6) months' advance notice of any proposed relocation of its Medina, Ohio offices to a location more than twenty-five miles from Medina, Ohio and, if Sullivan in his sole discretion chooses to relocate his principal residence, the Company will promptly pay (or reimburse him for) all reasonable relocation expenses incurred by him relating to a


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change of his principal residence in connection with any such relocation of the
Company's offices in Medina, Ohio.

                  4.       Compensation.
                           -------------

                  (a) BASE SALARY. Sullivan shall receive a base salary at the rate of not less than One Hundred Ten Thousand Dollars ($110,000) per annum ("Base Salary"), payable in substantially equal monthly installments at the end of each month during the period of Sullivan's employment hereunder. It is contemplated that annually in July of each year, the Compensation Committee of the Board of Directors will review Sullivan's Base Salary and other compensation during the period of his employment hereunder and, at the discretion of the Compensation Committee, it may increase his Base Salary and other compensation based upon his performance, then generally prevailing industry salary scales, the Company's results of operation, and other relevant factors. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased specified rate, Sullivan's Base Salary hereunder shall not be reduced without his written consent.

                  (b) INCENTIVE COMPENSATION/BONUS. In addition to his Base Salary, Sullivan shall be entitled to receive such annual incentive compensation payment or bonus as the Compensation Committee of the Board of Directors of the Company may determine in their sole discretion based upon the Company's results of operation and other relevant factors. At the election of


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Sullivan, such annual incentive compensation payment or bonus may be received by
Sullivan as soon as possible, but no later than ninety (90) days after the close of the Company's fiscal year for which such payment or bonus is granted, or the payment may be deferred provided Sullivan gives written notice to the Chairman of the Compensation Committee of the Board of Directors that he elects to defer payment, which notice shall also state the date(s) on which he desires to be paid, but in no event later than May 31 of the current fiscal year.

                  (c) EXPENSES. During the term of his employment hereunder, Sullivan shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by him (in accordance with his past practice) in performing services hereunder, provided that Sullivan properly accounts therefor in accordance with either Company policies or guidelines established by the Internal Revenue Service if such are less burdensome.

                  (d) PARTICIPATION IN BENEFIT PLANS. Sullivan shall be entitled to continue to participate in or receive benefits under all the Company's employee benefit plans and arrangements in effect on the date hereof or made available in the future to the executives and key management employees of the Company (including, but not limited to, stock option plans, pension or profit sharing plans, group insurance plans, and medical and health insurance plans), subject to and on a basis consistent with the terms, conditions and overall administration of such plans and


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arrangements. Nothing paid or awarded to Sullivan under any plan or arrangement presently in effect or made available in the future shall reduce or be deemed to be in lieu of compensation to Sullivan pursuant to any other provision of this
Section 4.

                  (e) VACATIONS. Sullivan shall be entitled to the same number of paid vacation days in each fiscal year determined by the Company from time to time for its other senior executive officers, but not less than four (4) weeks in any fiscal year, to be taken at such time or times as is desired by Sullivan after consultation with the President or Chairman of the Board to avoid scheduling conflicts (prorated in any fiscal year during which Sullivan is employed hereunder for less than the entire such year in accordance with the number of days in such fiscal year during which he is so employed). Sullivan shall also be entitled to all paid holidays given by the Company to its other salaried employees.

                  (f) OTHER BENEFITS. Sullivan shall be entitled to continue to receive the fringe benefits appertaining to the position of Vice President - Corporate Development of the Company in accordance with present practice, including the use of the most recent model of a full-sized U.S. made automobile. In the event of Sullivan's death during the period of his employment hereunder, the Company hereby agrees to pay Sullivan's spouse, or if he has no spouse surviving him, to his estate, the sum of Five Thousand Dollars ($5,000) in addition to any other compensation provided


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Sullivan or his spouse by the Company. Said payment shall be a death benefit under Section 101(b) of the Internal Revenue Code. At all times during the term of this Agreement, Sullivan shall be entitled to the full-time use of his present office and furniture at the Company's offices in Medina, Ohio, and shall be entitled to the full-time use of a secretary paid by the Company.

                  5.       Termination.
                           ------------

                  (a) DISABILITY. If, as a result of his incapacity due to physical or mental illness, Sullivan shall have been absent from his duties hereunder on a full-time basis for one hundred and eighty (180) consecutive days, and within thirty (30) days after written notice of termination is given shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate Sullivan's employment hereunder.

                  (b) CAUSE. The Company may terminate Sullivan's employment hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate Sullivan's employment hereunder only (A) for willful and intentional acts of dishonesty or gross neglect of duty by Sullivan, or (B) if Sullivan shall have participated in a Competitive Operation (as defined in Section 8).

                  (c) TERMINATION BY SULLIVAN. Sullivan may terminate his employment hereunder in the event of a Change in Control of the Company (as hereinafter defined).


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                  For purposes of this Agreement, "Change in Control" shall
include any of the following events: (A) a filing under any federal or state law in connection with any offer to purchase a controlling block of Common Shares of the Company (which shall be defined as a block of shares sufficient in amount to elect a majority of the Company's then existing Board of Directors pursuant to the cumulative voting procedure under Ohio corporation law as if all Directors were to be elected without classification at a single meeting of shareholders) pursuant to a tender offer or otherwise (other than an offer by the Company or any of its subsidiaries to purchase such Common Shares) which has not been approved by the Company's Board of Directors; (B) unless approved by the Company's Board of Directors, the execution of any agreement for the reorganization, merger or consolidation of the Company into or with another corporation or for the sale of substantially all the assets of the Company to another corporation, or an agreement which provides that the Company will become a subsidiary of another corporation, any of which agreements, if consummated, would result in a change in control of the Company; or (C) the consummation of any of the transactions or events described in (A) and (B) above. Sullivan shall have sixty (60) days after the latest of the events of Change in Control to elect to terminate his employment.

                  (d) Any termination by the Company pursuant to subsection (a) or (b) above or by Sullivan pursuant to subsection


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(c) above shall be communicated by written notice of termination to the other party hereto, which shall state in reasonable detail the facts upon which the termination has occurred.

                  6.       Compensation During Disability or Upon Termination.
                           --------------------------------------------------

                  (a) DISABILITY. During any period that Sullivan fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Sullivan shall continue to receive his full Base Salary until his employment is terminated pursuant to Section 5(a) hereof.

                  (b) CAUSE. If Sullivan's employment shall be terminated for Cause pursuant to Section 5(b) hereof, the Company shall pay Sullivan his full Base Salary through the date on which his employment is terminated at the rate in effect at the time notice of termination is given. The Company shall then have no further obligations to Sullivan under this Agreement except such as may be required by law.

                  (c) TERMINATION WITHOUT CAUSE. If the Company shall terminate Sullivan's employment other than pursuant to Section 5(a) or 5(b) hereof, then in lieu of any further salary payments to Sullivan for periods subsequent to the date on which Sullivan's employment is terminated, the Company shall pay as liquidated damages and/or severance pay to Sullivan no later than the tenth
(10th) day following such date, a lump sum amount equal to 100% of Sullivan's Base Salary in effect as of such date.


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                  (d) CHANGE IN CONTROL. If Sullivan shall terminate his
employment in the event of a Change in Control of the Company which has not been approved by the Board of Directors, then in lieu of any further salary payments to Sullivan for periods subsequent to the date on which his employment is terminated, the Company shall pay to Sullivan as liquidated damages and/or severance pay (i) no later than the tenth (10th) day following such date, a lump sum amount equal to the product of Sullivan's Base Salary in effect as of such date multiplied by three (3), or (ii) if Sullivan shall so elect, the Company shall continue to pay him his Base Salary in the manner specified in Section 4(a) hereof until the third anniversary of the date on which his employment is terminated. If Sullivan elects to receive payments pursuant to (ii) above, such period of time as he continues to receive payments shall be considered services with the Company, and he shall be considered an employee for purposes of continued credits under any of the Company's employee benefit plans he participates in as of the date on which his employment is terminated.

                  7. BINDING AGREEMENT. This Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company. This Agreement and all rights of Sullivan hereunder shall inure to the benefit of and be enforceable by Sullivan's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Sullivan should die while any amounts


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would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Sullivan's devisee, legatee, or other designee or, if there be no such designee, to Sullivan's estate.

                  8. NON-COMPETITION. During the term of employment provided for in Section 1 hereof and during any further period provided for in Section 6 hereof while the Company is making payments to Sullivan, Sullivan will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner or director with, or have any financial interest in, any business which is in substantial competition with any business conducted by the Company or by any group, division or subsidiary of the Company, in any area where such business is being conducted at the time of such termination (a "Competitive Operation"). Ownership of five percent (5%) or less of the voting stock of any corporation which is required to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 shall not constitute a violation hereof.

                  9. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been fully given when delivered or mailed by United States certified or registered


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mail, return receipt requested, postage prepaid addressed as follows:

                                            If to Sullivan:

                                            Frank C. Sullivan
                                            31177 Huntington Woods Parkway
                                            Bay Village, Ohio 44140


                                            If to the Company:

                                            RPM, Inc.
                                            P.O. Box 777
                                            2628 Pearl Road
                                            Medina, Ohio 44256

                                            Attn:  Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  10. WITHHOLDING. All payments required to be made by the Company hereunder to Sullivan or his estate or beneficiaries, shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

                  11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by Sullivan and by another executive officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this


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Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

                  12. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  14. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  15. NO ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party.

                  16. ENFORCEMENT COSTS. The Company is aware that upon the occurrence of a change in control the Board of Directors or a shareholder of the Company may then cause or attempt to cause the


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Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Sullivan the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that Sullivan not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Sullivan hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if following a change in control it should appear to Sullivan that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from, Sullivan the benefits intended to be provided to Sullivan hereunder, and that Sullivan has complied with all of his obligations under this Agreement, the Company irrevocably authorizes Sullivan from time to time to retain counsel of his choice at the expense of the Company as provided in this Section 16, to represent Sullivan in connection with the initiation or defense of any litigation or


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other legal action, whether by or against the Company or any Director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Sullivan entering into an attorney-client relationship with such counsel, and in that connection the Company and Sullivan agree that a confidential relationship shall exist between Sullivan and such counsel. The reasonable fees and expenses of counsel selected from time to time by Sullivan as hereinabove provided shall be paid or reimbursed to Sullivan by the Company on a regular, periodic basis upon presentation by Sullivan of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $500,000.



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                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

IN THE PRESENCE OF:                        RPM, INC.

                                           By: /s/ James A. Karman
----------------------------                  -----------------------------
                                              James A. Karman, President


                                           And: /s/ Paul A. Granzier
----------------------------                  -----------------------------
                                               Paul A. Granzier, Secretary

                                                      The "Company"

                                                /s/ Frank C. Sullivan
-----------------------------              --------------------------------
                                                  Frank C. Sullivan

                                                         "Sullivan"


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